UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2010

CHINA SHUANGJI CEMENT LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52440	95-3542340
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

221 Linglong Road, Zhaoyuan City, Shandong Province People’s Republic of China, 265400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 535-8213217

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2010, the shareholders (the “SZSG Shareholders”) of Zhaoyuan Shuangji Co., Ltd. (“SZSG”), the operating entity of China Shuangji Cement Ltd. (the “Company”), passed a unanimous resolution to waive their rights to receive any year-end cash dividends from SZSG.  Such waiver is to apply to all 2010 and future dividends due to the SZSG Shareholders.

In connection with the above-mentioned waiver, on June 14, 2010, the Company, its indirect wholly-owned subsidiary, Jili (Zhaoyuan) Investment Consultation Co., Ltd. (“JZIC”), SZSG, and Wenji Song, on behalf of all the SZSG Shareholders, entered into a Dividend Lock-up Agreement.  Pursuant to the agreement, SZSG and the SZSG Shareholders covenanted that SZSG shall not distribute any dividends, and the SZSG shall not receive any dividends, without the prior written consent from each of the Company and JZIC.  The parties entered into the agreement to induce potential investors to engage in a private placement of securities.  Accordingly, the agreement grants such potential investors third-party beneficiary rights to enforce the agreement. The foregoing summary of the agreement is qualified in its entirety by reference to the actual agreement, which is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Dividend Lock-up Agreement, dated June 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010

CHINA SHUANGJI CEMENT LTD.

By:	/s/Michelle Zhu
Michelle Zhu
Chief Financial Officer